UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): October 4, 2022

Voyager Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-37625	46-3003182
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

64 Sidney Street Cambridge, Massachusetts	02139
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (857) 259-5340

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	VYGR	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events.

As previously disclosed, on October 1, 2021, Voyager Therapeutics, Inc. (the “Company”) entered into an option and license agreement (the “Agreement”) with Pfizer Inc. (“Pfizer”) pursuant to which the Company granted Pfizer options to receive an exclusive license (each a “License Option”) to novel capsids (“Capsids”) generated from the Company’s TRACER™ screening technology to develop and commercialize certain adeno-associated virus gene therapy candidates comprised of a Capsid and specified transgenes (the “Pfizer Transgenes”). Under the terms of the Agreement, Pfizer had the right, through September 30, 2022, to evaluate the potential use of the Capsids in combination with up to two Pfizer Transgenes to help treat central nervous system (“CNS”) and cardiovascular diseases.

On October 4, 2022, the Company announced that Pfizer has provided the Company notice of its decision to exercise its License Option with respect to a Capsid in connection with a gene therapy program for the potential treatment of an undisclosed rare neurologic, CNS disease (the “Option Exercise”). Under the terms of the Agreement, the Company is entitled to receive a fee of $10 million with respect to the Option Exercise and is eligible to receive potential future development, regulatory, commercialization and sales milestone payments and potential royalties with respect to a gene therapy product incorporating the licensed Capsid for the treatment of the rare neurologic, CNS disease. Pfizer did not exercise its option to license a Capsid for a specified cardiovascular disease target under the Agreement. As a result, all rights to Capsids for that cardiovascular disease target under the Agreement have expired and have reverted to Voyager.

The foregoing description of the Agreement is qualified in its entirety by the text of the Agreement, a copy of which was filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ending September 30, 2021.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 4, 2022	VOYAGER THERAPEUTICS, INC.

	By:	/s/ Alfred Sandrock, M.D., Ph.D.
Alfred Sandrock, M.D., Ph.D.
Chief Executive Officer, President, and Director (Principal Executive Officer)